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Exhibit 99.1

Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674

FOR IMMEDIATE RELEASE
Contacts:	Media Relations: Marty Dauer 609-720-4385	Investor Relations: Ed Arditte 609-720-4621 John Roselli 609-720-4624

TYCO REPORTS SECOND QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.11 PER SHARE

  •
  Results Include Charges Totaling $0.37 Per Share

  •
  Cash Flow From Operating Activities of $1.7 Billion; Free Cash Flow Before Dividends of $1.3 Billion

  •
  Tyco to Explore Divestiture of Plastics & Adhesives Segment

PEMBROKE, Bermuda—May 3, 2005—Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) from continuing operations of $0.11 for the second fiscal quarter of 2005, compared with $0.37 in the second fiscal quarter of 2004. Included in EPS from continuing operations were charges totaling $0.37 per share, consisting of $0.26 for the early retirement of debt, $0.09 for asset impairment charges in the A&E business unit of Plastics & Adhesives, and $0.02 to establish a reserve to reflect the company's estimate for resolving the previously announced SEC Division of Enforcement investigation that began in June of 2002. Last year's second quarter results included net charges totaling $0.04 per share related to the restructuring and divestiture program. Revenue grew 6.5 percent to $10.5 billion, with organic revenue growth of 3.4 percent in the quarter.

        Cash flow from operating activities was $1.7 billion, and the company generated free cash flow of $1.3 billion in the quarter. The company changed the definition of free cash flow to exclude the impact of cash dividend payments and voluntary pension contributions made during the year.

        "Tyco's second quarter results reflected good year-over-year improvement in four of our five business segments," said Chairman and Chief Executive Officer Ed Breen. "Our management team continues to be focused on improving margins and accelerating organic revenue growth, and we are confident that the actions we are taking are the right ones for the long term."

        Organic revenue growth, free cash flow, and net debt are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. To further assist in summarizing and understanding the charges included in Tyco's GAAP results for fiscal 2005, a detailed schedule is provided with this press release.

CONVERTIBLE DEBT REPURCHASE ACTIVITY

        As part of the second quarter debt reduction activities, the company used $1.5 billion of cash to repurchase $932 million of convertible debt securities. This action reduced Tyco's fully diluted shares outstanding by approximately 42 million shares and generated a $573 million, or $0.26 per share, charge in the second quarter, for which no tax benefit is available.

        Since the company began to repurchase its convertible securities in the fourth fiscal quarter of 2004, it has used $2.6 billion of cash to repurchase $1.7 billion of convertible debt securities. In total, this has reduced the diluted shares outstanding by 76 million shares.

        "We accelerated our convertible repurchase activity in the second quarter," Breen said. "Over the past three quarters, our repurchases have reduced our share count by 3.4 percent. Assuming attractive pricing, we expect to continue to repurchase additional convertible securities over the balance of this fiscal year."

TYCO TO EXPLORE PLASTICS & ADHESIVES DIVESTITURE

        The company announced its intent to explore the divestiture of the Plastics & Adhesives business segment. "Plastics & Adhesives is a good business with a strong management team, but we have determined that it is no longer a strategic fit for our vision of Tyco's future," said Breen. Included in the reported results were $202 million ($181 million after tax), or $0.09 per share, of asset impairment charges in the A&E business unit of Plastics & Adhesives.

SEC INVESTIGATION UPDATE

        Results for the quarter included a $50 million, or $0.02 per share, non-tax deductible charge reflecting the estimated amount in fines and penalties that the company will likely pay to resolve matters relating to the previously announced SEC investigation that began in June of 2002. The company is in active discussions with the SEC Division of Enforcement to resolve the matters raised in the investigation. Any final resolution of these matters is subject to finalizing the terms of a settlement that the enforcement staff will agree to recommend to the Commission, the company's submission of an offer of settlement approved by the Tyco Board of Directors, and the Commission's approval of a settlement offer. Until such events have occurred, the final amount is subject to change.

SEGMENT RESULTS

        The financial results presented in the tables below are in accordance with GAAP. All dollar amounts are pretax and stated in millions. All comparisons are to the quarter ended March 31, 2004, unless otherwise indicated. Prior period amounts have been reclassified to reflect the impact of discontinued operations accounting.

Fire & Security

	April 1, 2005	March 31, 2004	$ Change	% Change
Revenue	$2,874	$2,863	$11	0%
Operating Income	$311	$218	$93	43%
Operating Margin	10.8%	7.6%

        Revenue increased $11 million, with 2 percent organic revenue growth driven primarily by Worldwide Fire and Tyco Safety Products. The year-over-year comparison is adversely impacted by $105 million of revenue from businesses which have since been divested.

        Operating income increased by $93 million with improved profitability in Worldwide Security and Worldwide Fire. Last year's second quarter included $47 million of net charges related to the restructuring and divestiture program.

Electronics

	April 1, 2005	March 31, 2004	$ Change	% Change
Revenue	$3,133	$2,846	$287	10%
Operating Income	$496	$380	$116	31%
Operating Margin	15.8%	13.4%

        Revenue increased $287 million, or 10 percent, with organic revenue growth of 2 percent. Prior year results included $84 million of revenue from the commercial electrical services unit which was divested in September of 2004. Modest growth in connectors and cable assemblies was driven by automotive, computer and consumer, and general industrial markets, as well as strength in Wireless Communications. Continued weakness in Power Systems and Printed Circuit Boards partially offset this growth.

        Operating income increased $116 million, with the operating margin improving to 15.8 percent. Last year's second quarter results included $44 million of divestiture related charges associated with the commercial electrical services unit. Operationally, margins were impacted by 60 basis points of continued increases in metals and other commodity costs.

Healthcare

	April 1, 2005	March 31, 2004	$ Change	% Change
Revenue	$2,369	$2,284	$85	4%
Operating Income	$689	$581	$108	19%
Operating Margin	29.1%	25.4%

        Revenue increased $85 million, or 4 percent. Organic revenue growth of 2 percent was driven by strong sales in the International and Surgical businesses, partially offset by declines in Retail and Respiratory.

        Operating income increased $108 million due to increased volume and continued improvement in operating efficiency, which helped offset commodity pressures. The operating margin benefited by approximately 80 basis points due to the refinement of litigation liabilities and related insurance recoveries.

Engineered Products & Services

	April 1, 2005	March 31, 2004	$ Change	% Change
Revenue	$1,607	$1,392	$215	15%
Operating Income	$165	$126	$39	31%
Operating Margin	10.3%	9.1%

        Revenue increased $215 million, or 15 percent. Organic revenue growth was 12 percent, led by Electrical & Metal Products, Flow Control, and Fire & Building Products. A decline in Infrastructure Services partially offset this growth.

        Operating income increased $39 million as a result of improved operating margins in Electrical & Metal Products, Flow Control, and Fire & Building Products, partially offset by weaker results in

Infrastructure Services. Last year's second quarter operating income included $5 million of net charges related to the restructuring and divestiture program.

Plastics & Adhesives

	April 1, 2005	March 31, 2004	$ Change	% Change
Revenue	$463	$430	$33	8%
Operating Income	($187)	$15	($202)	NM
Operating Margin	NM	3.5%

        Revenue increased $33 million, or 8 percent, with organic revenue growth of 2 percent. Growth in the Plastics business unit was driven by higher selling prices, partially offset by a revenue decline in A&E.

        Operating income in the second quarter decreased versus last year, driven by $202 million of asset impairment charges in A&E. Last year's second quarter included $23 million of net charges associated with restructuring activities. Operationally, income was adversely impacted by declines in A&E and Ludlow Coated Products.

OTHER ITEMS

  •
  The second quarter effective tax rate was 62.2 percent. The tax rate was adversely impacted by 34.8 percentage points due to the previously discussed charges for early retirement of debt, asset impairments, and the SEC investigation.

  •
  During the quarter, the company reduced debt by $1.1 billion to $14.4 billion, and reduced net debt to $11.5 billion.

  •
  The company's debt-to-capital ratio improved to 31.3 percent at quarter-end versus 35.6 percent at the end of fiscal 2004.

OUTLOOK

        For the third quarter of 2005, the company expects to achieve EPS from continuing operations excluding charges, of $0.47 to $0.49. The company expects full-year EPS from continuing operations excluding charges, of $1.88 to $1.93. The high end of the previous EPS guidance range has been reduced to reflect the impact of increased commodity costs across the company, anticipated weakness in European automotive electronics, and continued sales and marketing investment in Fire & Security.

        The company expects full-year cash from operating activities of approximately $6.4 billion and free cash flow of approximately $4.6 billion. As stated earlier, Tyco changed the definition of free cash flow to exclude the impact of cash dividend payments and voluntary pension contributions made during the year. The cash flow guidance has been reduced from the previous guidance primarily due to higher-than-anticipated working capital requirements.

        "We are pleased with our year-to-date progress, and despite the commodity pressures we are facing, we still feel good about Tyco's ability to deliver strong year-over-year earnings improvements for 2005," commented Breen.

        EPS from continuing operations excluding charges, and free cash flow, are non-GAAP financial measures and are described below.

ABOUT TYCO INTERNATIONAL

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products &

Services, and Plastics & Adhesives. With 2004 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

        The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The call can be accessed in three ways:

  •
  At Tyco's website: http://investors.tyco.com. A replay of the call will be available through May 17, 2005 at the same website.

  •
  By telephone dial-in to participate in a "listen-only" mode. The telephone dial-in number for participants in the United States is (866) 254-5935. The telephone dial-in number for participants outside the United States is (651) 291-3245. The access code for all "listen-only" callers is 777902. Investors who do not intend to ask questions should dial this number.

  •
  By telephone dial-in with the capability to participate in the question-and-answer portion of the call. The telephone dial-in number for participants in the United States is (888) 423-3280. The telephone dial-in number for participants outside the United States is (651) 291-0618.

        An audio replay of the conference call will be available beginning at 12:00 p.m. on May 3, 2005 and ending at 11:59 p.m. on May 10, 2005. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States the dial-in number is (320) 365-3844. The replay access code for all callers is 777904.

NON-GAAP MEASURES

        "EPS from continuing operations excluding charges," "free cash flow" (FCF), "organic revenue growth" and "net debt" are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS from continuing operations results excluding charges related to divestitures, asset impairments, early retirement of debt, the resolution of the SEC investigation, and other charges that may mask the underlying results and trends and make it difficult to give investors additional perspective on underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be taken, it is difficult to include the impact of those items in the forecast.

        The company has forecast its cash flow results excluding any voluntary pension contribution because it has not yet made a determination about the amount and timing of any such contribution.

        The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

  •
  the sale of accounts receivable programs,

  •
  net capital expenditures,

  •
  acquisition of customer accounts (ADT dealer program),

  •
  cash paid for purchase accounting and holdback/earn-out liabilities and,

  •
  voluntary pension contributions.

        See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

        The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management's and the Board of Directors' discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period.

        "Organic revenue growth" is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).

        Organic revenue growth is a useful measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification. It is also a component of the company's compensation programs. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

        Net debt is a non-GAAP measure and should not be considered a replacement for GAAP results. Net debt is total debt (the most comparable GAAP measure) minus cash and cash equivalents. Management believes net debt is an important measure of liquidity, which it uses as a tool to measure the company's ability to meet its future debt obligations. Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce our debt obligations. See the accompanying table to this press release for the reconciliation of net debt.

        The limitation associated with using net debt is that it subtracts cash items and therefore may imply that there is less company debt than the most comparable GAAP measure indicates and may include certain cash items that are not readily available for repaying debt. This limitation is best addressed by using net debt in combination with total debt because net debt may be significantly lower than the GAAP measure. Net debt should be used in conjunction with other GAAP financial measures.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2004, and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004.

###

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	April 1, 2005	March 31, 2004	April 1, 2005	March 31, 2004
Net revenue	$10,456	$9,821	$20,521	$19,486
Cost of sales	6,908	6,412	13,549	12,740
Selling, general and administrative expenses	1,999	2,014	4,004	4,084
Goodwill impairment	162	—	162	—
Restructuring and long-lived asset impairment charges, net	44	52	52	80
Losses and impairments on divestitures, net	2	85	17	85

Operating income	1,341	1,258	2,737	2,497
Interest income	31	14	68	40
Interest expense	(209)	(226)	(427)	(491)
Other (expense) income, net	(575)	6	(736)	(2)

Income from continuing operations before income taxes and minority interest	588	1,052	1,642	2,044
Income taxes	(366)	(259)	(676)	(527)
Minority interest	(1)	(5)	(4)	(8)

Income from continuing operations	221	788	962	1,509
Loss from discontinued operations, net of income taxes	(29)	(5)	(61)	(7)

Net income	$192	$783	$901	$1,502

Basic earnings per common share:
Income from continuing operations	$0.11	$0.39	$0.48	$0.76
Loss from discontinued operations	(0.01)	—	(0.03)	(0.01)

Net income	$0.10	$0.39	$0.45	$0.75

Diluted earnings per common share:
Income from continuing operations	$0.11	$0.37	$0.46	$0.71
Loss from discontinued operations	(0.02)	—	(0.03)	(0.01)

Net income	$0.09	$0.37	$0.43	$0.70

Weighted-average number of shares outstanding:
Basic	2,010	1,999	2,009	1,998
Diluted	2,030 (1)	2,218	2,194	2,222
Income Reconciliation for Diluted EPS:
Income from continuing operations	$221	$788	$962	$1,509
Add back of interest expense for convertible debt	— (2)	28	45	59

Income from continuing operations, giving effect to dilutive adjustments	221	816	1,007	1,568
Loss from discontinued operations	(29)	(5)	(61)	(7)

Net income, giving effect to dilutive adjustments	$192	$811	$946	$1,561

(1)
Excludes 152 million shares related to the assumed exchange of convertible debt because the effect would be anti-dilutive.

(2)
Excludes $21 million of interest expense related to the assumed exchange of convertible debt because the effect would be anti-dilutive.

NOTE:	These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarter Ended				Six Months Ended
	April 1, 2005		March 31, 2004		April 1, 2005		March 31, 2004
NET REVENUE
Fire and Security	$2,874		$2,863		$5,756		$5,695
Electronics	3,133		2,846		6,012		5,684
Healthcare	2,369		2,284		4,688		4,464
Engineered Products and Services	1,607		1,392		3,120		2,778
Plastics and Adhesives	463		430		927		854
Corporate and Other	10		6		18		11

Total Net Revenue	$10,456		$9,821		$20,521		$19,486

OPERATING INCOME & MARGIN
Fire and Security	$311	10.8%	$218	7.6%	$594	10.3%	$465	8.2%
Electronics	496	15.8%	380	13.4%	910	15.1%	804	14.1%
Healthcare	689	29.1%	581	25.4%	1,270	27.1%	1,119	25.1%
Engineered Products and Services	165	10.3%	126	9.1%	337	10.8%	237	8.5%
Plastics and Adhesives	(187)	-40.4%	15	3.5%	(164)	-17.7%	27	3.2%
Corporate and Other	(133)		(62)		(210)		(155)

Operating Income & Margin	$1,341	12.8%	$1,258	12.8%	$2,737	13.3%	$2,497	12.8%

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	(Unaudited) April 1, 2005	(Unaudited) December 31, 2004	September 30, 2004
Current Assets:
Cash and cash equivalents	$2,940	$3,440	$4,467
Accounts receivable, net	7,176	6,994	6,463
Inventories	4,747	4,857	4,365
Prepaid expenses and other current assets	2,606	2,858	2,635
Assets held for sale	182	236	615

Total current assets	17,651	18,385	18,545
Property, plant and equipment, net	9,649	9,865	9,635
Goodwill	25,488	25,868	25,510
Intangible assets, net	5,200	5,328	5,335
Other assets	4,784	4,689	4,642

Total Assets	$62,772	$64,135	$63,667

Current Liabilities:
Loans payable and current maturities of long-term debt	$1,913	$978	$2,116
Accounts payable	2,929	2,927	2,698
Accrued and other current liabilities	5,606	5,556	5,815
Liabilities held for sale	297	295	523

Total current liabilities	10,745	9,756	11,152
Long-term debt	12,497	14,555	14,617
Other liabilities	7,842	7,699	7,538

Total liabilities	31,084	32,010	33,307
Minority interest	59	57	68
Shareholders' equity	31,629	32,068	30,292

Total Liabilities and Shareholders' Equity	$62,772	$64,135	$63,667

NOTE:	These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended		Six Months Ended
	April 1, 2005	March 31, 2004	April 1, 2005	March 31, 2004
Cash Flows from Operating Activities:
Net income	$192	$783	$901	$1,502
Loss from discontinued operations	29	5	61	7

Income from continuing operations	221	788	962	1,509
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring and long-lived asset impairment charges, net	42	8	38	14
Non-cash (gains) losses and impairments on divestitures, net	(5)	85	13	85
Goodwill impairment	162	—	162	—
Depreciation and amortization	537	546	1,078	1,094
Deferred income taxes	45	69	139	177
Provision for losses on accounts receivable and inventory	59	102	131	172
Loss on the retirement of debt	573	—	729	5
Other non-cash items	3	3	58	37
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(327)	89	(563)	(73)
Inventories	(1)	(79)	(373)	(141)
Accounts payable	50	28	160	(19)
Accrued and other liabilities	295	141	(35)	(18)
Other	3	(13)	19	(5)

Net cash provided by operations	1,657	1,767	2,518	2,837
Cash Flows from Investing Activities:
Capital expenditures, net	(325)	(230)	(612)	(437)
Acquisition of businesses, net of cash acquired	1	—	(10)	(14)
Acquisition of customer accounts (ADT dealer program)	(68)	(61)	(135)	(131)
Purchase accounting and holdback/earn-out liabilities	(7)	(23)	(24)	(72)
Divestiture of businesses, net of cash retained by businesses sold	16	98	182	99
Increase in investments	(69)	(14)	(116)	(17)
(Increase) decrease in restricted cash	—	(21)	3	191
Other	(15)	14	(4)	6

Net cash used in investing activities	(467)	(237)	(716)	(375)

Cash Flows from Financing Activities:
Net repayments of debt	(1,503)	(1,192)	(3,157)	(3,530)
Proceeds from exercise of share options	75	49	118	59
Dividends paid	(201)	(25)	(225)	(50)
Other	(2)	(9)	(17)	(21)

Net cash used in financing activities	(1,631)	(1,177)	(3,281)	(3,542)

Effect of currency translation on cash	(32)	(7)	48	31
Cash flows from discontinued operations	(27)	(9)	(96)	(37)
Net (decrease) increase in cash and cash equivalents	(500)	337	(1,527)	(1,086)
Cash and cash equivalents at beginning of period	3,440	2,763	4,467	4,186

Cash and cash equivalents at end of period	$2,940	$3,100	$2,940	$3,100

RECONCILIATION TO "FREE CASH FLOW":
Net cash provided by operating activities	$1,657	$1,767	$2,518	$2,837
Sale of accounts receivable	6	25	15	72
Capital expenditures, net	(325)	(230)	(612)	(437)
Acquisition of customer accounts (ADT dealer program)	(68)	(61)	(135)	(131)
Cash paid for purchase accounting and holdback/earn-out liabilities	(7)	(23)	(24)	(72)
Voluntary pension contributions	—	—	—	—

FREE CASH FLOW	$1,263	$1,478	$1,762	$2,269

NOTE: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
NET DEBT RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended December 31, 2004	Quarter Ended April 1, 2005	Six Months Ended April 1, 2005
Total debt at beginning of period	$16,733	$15,533	$16,733
Net debt repayments	(1,502)	(947)	(2,449)
Currency translation adjustments on debt	232	(109)	123
Other	70	(67)	3

Total debt at end of period	15,533	14,410	14,410
Less: cash and cash equivalents at end of period	(3,440)	(2,940)	(2,940)

Net debt at end of period	$12,093	$11,470	$11,470

NOTE: Net debt is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE GROWTH RECONCILIATION
(in millions)
(Unaudited)

										Net Revenue for the Quarter Ended March 31, 2004
	Quarter Ended April 1, 2005
			Foreign Currency		Divestiture and Other			Organic Revenue Growth
	Net Revenue

Fire and Security	$2,874	0.4%	$68	2.4%	$(105)		-3.8%	$48	1.8%	$2,863
Electronics	3,133	10.1%	75	2.6%	148	(1)	5.4%	64	2.1%	2,846
Healthcare	2,369	3.7%	38	1.7%	(7)		-0.4%	54	2.4%	2,284
Engineered Products and Services	1,607	15.4%	33	2.4%	20	(2)	1.5%	162	11.5%	1,392
Plastics and Adhesives	463	7.7%	3	0.7%	20	(3)	4.8%	10	2.2%	430
Corporate and Other	10	NM	—	NM	—		NM	4	NM	6

Total Net Revenue	$10,456	6.5%	$217	2.2%	$76		0.9%	$342	3.4%	$9,821

										Net Revenue for the Six Months Ended March 31, 2004
	Six Months Ended April 1, 2005
	Net Revenue		Foreign Currency		Divestiture and Other			Organic Revenue Growth
Fire and Security	$5,756	1.1%	$175	3.1%	$(164)		-2.9%	$50	0.9%	$5,695
Electronics	6,012	5.8%	195	3.4%	(83	)(1)	-1.5%	216	3.9%	5,684
Healthcare	4,688	5.0%	94	2.1%	(14)		-0.3%	144	3.2%	4,464
Engineered Products and Services	3,120	12.3%	91	3.3%	(27)		-1.1%	278	10.1%	2,778
Plastics and Adhesives	927	8.5%	6	0.7%	39	(3)	4.7%	28	3.1%	854
Corporate and Other	18	NM	—	NM	—		NM	7	NM	11

Total Net Revenue	$20,521	5.3%	$561	2.9%	$(249)		-1.4%	$723	3.8%	$19,486

(1)
Effective October 1, 2004, Tyco changed its fiscal year from a calendar year to a 52/53-week year and conformed the closing periods of certain subsidiaries. To reflect comparable periods, amounts include $232 million and $89 million for the quarter and six months ended April 1, 2005, respectively, related to this change.

(2)
Effective October 1, 2004, Tyco changed its fiscal year from a calendar year to a 52/53-week year and conformed the closing periods of certain subsidiaries. To reflect comparable periods, amount includes $35 million related to this change.

(3)
Amounts includes $20 million and $40 million related to a reclassification of customer reimbursed freight costs from revenue to cost of goods sold in the quarter and six months ended March 31, 2004, respectively.

NOTE: Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
CHARGES SUMMARY
(in millions)
(Unaudited)

For the Quarter Ended April 1, 2005

	Fire and Security	Electronics	Healthcare	Engineered Products and Services	Plastics and Adhesives	Corporate and Other	Operating Income	Interest Expense, net	Other Income / (Expense), Net	Income Taxes	Minority Interest	Income from Continuing Operations	Diluted EPS from Continuing Operations	Add back Convertible Interest Expense
Income (Loss) GAAP	$311	$496	$689	$165	($187)	($133)	$1,341	($178)	($575)	($366)	($1)	$221	$0.11	$—
Divestiture Losses/(Gains)	(1)	—	(3)	—	—	6	2	—	—	(1)	—	1	$0.00	—
Debt Retirement	—	—	—	—	—	—	—	—	573	—	—	573	$0.26	—
Impairment Charges	—	—	—	—	202	—	202	—	—	(21)	—	181	$0.09	—
SEC Investigation	—	—	—	—	—	50	50	—	—	—	—	50	$0.02	—
Convertible Interest Expense Addback	—	—	—	—	—	—	—	—	—	—	—	—	—	21

									GAAP Diluted Shares Outstanding				2,030
									Underlying Shares of Convertible Debt				152
									Guidance Diluted Shares Outstanding				2,182

For the Six Months Ended April 1, 2005

	Fire and Security	Electronics	Healthcare	Engineered Products and Services	Plastics and Adhesives	Corporate and Other	Operating Income	Interest Expense, net	Other Income / (Expense), Net	Income Taxes	Minority Interest	Income from Continuing Operations	Diluted EPS from Continuing Operations	Add back Convertible Interest Expense
Income (Loss) GAAP	$594	$910	$1,270	$337	($164)	($210)	$2,737	($359)	($736)	($676)	($4)	$962	$0.46	$45
Divestiture Losses/(Gains)	6	—	8	(1)	—	7	20	—	—	(5)	—	15	$0.01	—
Debt Retirement	—	—	—	—	—	—	—	—	729	—	—	729	$0.33	—
Impairment Charges	—	—	—	—	202	—	202	—	—	(21)	—	181	$0.08	—
SEC Investigation	—	—	—	—	—	50	50	—	—	—	—	50	$0.02	—

									Diluted Shares Outstanding				2,194

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TYCO INTERNATIONAL LTD. RESULTS OF SEGMENTS (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)
TYCO INTERNATIONAL LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. NET DEBT RECONCILIATION (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. ORGANIC REVENUE GROWTH RECONCILIATION (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. CHARGES SUMMARY (in millions) (Unaudited)